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                                                                    EXHIBIT 16.1

                           [LETTERHEAD OF BERDON LLP]


                                                Berdon LLP
                                                360 Madison Avenue
                                                New York, NY 10017


                                                January 22, 2003


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

      We have read Item 4 of the Form 8-K dated January 22, 2003 of the Mills Music Trust to be filed with the Securities Exchange Commission and are in agreement with the statements contained therein.

                                                Very truly yours,

                                                /S/ BERDON LLP
                                                Berdon LLP

cc:   Ms. Marcia Markowski